UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

January 21, 2005

(Date of Report)

LNR PROPERTY CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-13223	65-0777234
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1601 Washington Avenue, Suite 800, Miami Beach, Florida	33139
(Address of Principal Executive Offices)	(Zip Code)

(305) 695-5500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 21, 2005, we sold $915 million face amount of non-investment grade CMBS and $304 million face amount of B-Notes and Mezzanine Loans (the “Collateral”) to a qualifying special purpose entity (the “2005 QSPE”). The 2005 QSPE sold $360 million face amount of non-rated notes and issued $360 million face amount of promissory notes and pledged the Collateral to secure its obligations under these notes. The $720 million proceeds from the sale and issuance of the notes were used to purchase the Collateral from us. The 2005 QSPE also issued $499 face amount of preferred shares, which we retained. We plan to use the proceeds primarily to help finance the merger that is the subject of a Plan and Agreement of Merger dated August 29, 2004, among Riley Property Holdings LLC, Riley Acquisition Sub Corp. and us, and related transactions, including the payment of consideration to our shareholders for the outstanding common stock and Class B common stock, if that transaction is approved by our stockholders.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Not applicable.

(b) Proforma Financial Information.

Not applicable.

(c) Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 24, 2005

LNR PROPERTY CORPORATION

By:	/s/ Shelly Rubin
Name:	Shelly Rubin
Title:	Vice President and Chief Financial Officer (Principal Financial Officer)